UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Director

On March 22, 2019, Peter Ringrose, Ph.D. notified Rigel Pharmaceuticals, Inc. (“Rigel”) of his decision to retire as a member of Rigel’s board of directors (“Board”), effective May 22, 2019, after completion of his current term; and, therefore, he would not be standing for re-election. At the time of Dr. Ringrose’s retirement, he was an independent director and member of the corporate governance, health care compliance oversight and nominating committee and the scientific and clinical trial advisory committee of the Board. Dr. Ringrose indicated that his decision to retire was not a result of any disagreement with Rigel on any matter relating to Rigel’s operations, policies or practices.

(d) Appointment of Director

On March 22, 2019, Jane Wasman, J.D., was appointed to serve on Rigel’s Board, until her successor is elected and has qualified, or sooner in the event of her death, resignation or removal. Ms. Wasman joins the class of directors whose term expires at the 2019 annual stockholders’ meeting.

As a non-employee director of Rigel, Ms. Wasman will receive a yearly retainer of $50,000.

In addition to the cash compensation referenced in the preceding paragraph, Ms. Wasman will receive stock option grants under Rigel’s 2018 Equity Incentive Plan, or the 2018 Plan. Option grants under the 2018 Plan are non-discretionary. Upon the date of her appointment, Ms. Wasman received an initial grant to purchase 80,000 shares of common stock on the terms and conditions set forth in the 2018 Plan. In addition, on the day following each annual meeting of stockholders, Ms. Wasman will automatically receive an annual option to purchase 55,000 shares of common stock, prorated to 25% for each full quarter of the prior year she was a member of the Board, provided that she continues to serve as a non-employee member of Rigel’s Board.  Rigel has also entered into its standard form of indemnification agreement with Ms. Wasman.

There are no arrangements or understandings between Ms. Wasman and any other persons pursuant to which she was elected as a member of Rigel’s Board. There are no family relationships between Ms. Wasman and any director, executive officer, or any person nominated or chosen by Rigel to become a director or executive officer.  Ms. Wasman is not a party to any current or proposed transaction with Rigel for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2019	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary